SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On March 20, 2007, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Capital Trust, Inc. (the “Company”) approved performance objectives for purposes of determining 2007 incentive compensation for John R. Klopp, the Company’s chief executive officer, Stephen D. Plavin, the Company’s chief operating officer and Geoffrey G. Jervis, the Company’s chief financial officer, pursuant to their respective employment agreements with the Company.

Mr. Klopp’s employment agreement with the Company (the “Klopp Agreement”) provides for an annual opportunity to earn a cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance. In addition, the Klopp Agreement provides for an annual opportunity to earn shares of restricted stock and performance stock, subject to future vesting, with a value ranging from $250,000 at threshold performance to $750,000 at maximum performance, with a target of $500,000 at target performance. The restricted stock component of this grant, representing 50% of the shares that may be earned, is subject to time vesting in equal installments over the three year period commencing on January 1, 2008 and ending on December 31, 2011 and the performance stock component, representing 50% of the shares that may be earned, is subject to performance vesting on December 31, 2011 provided that the total shareholder return during the vesting period is at least 13% per annum.

Mr. Plavin’s employment agreement with the Company provides for an annual opportunity to earn a cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance.

Mr. Jervis’ employment agreement with the Company provides for an annual opportunity to earn a cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance.

The Committee approved the company performance objectives for 2007 and the relative weights assigned to them (which vary by officer) that will be used to determine the amount of cash bonuses (and in the case of Mr. Klopp the amount of restricted and performance stock) earned by the officers based upon the achievement of threshold, target and maximum performance levels specified by the Committee and set forth in the table below:

Company performance objective	Klopp Weight	Plavin Weight	Jervis Weight

Dividends declared	30%	25%	25%
Gross originations	20%	30%	20%
Net income per share	20%	20%	25%

Return on average common equity	20%	20%	20%
Fund equity raised	10%	5%	10%

The amounts to be awarded are calculated pursuant to a formula that applies the weights to the performance level obtained in 2007, with interpolation between threshold and target levels and between target and maximum levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: March 22, 2007